Exhibit 99.1

Traws Pharma Reports Third Quarter 2025 Results
and Business Highlights

Progressing Phase 2 studies for ratutrelvir, a ritonavir-free, protease inhibitor regimen in development for Acute and Long COVID with expected top line data by year end

Significant intellectual property and other assets acquired

Significant cost reductions quarter over quarter

NEWTOWN, PA, November 13, 2025 (GLOBE NEWSWIRE) – Traws Pharma, Inc. (NASDAQ: TRAW) (“Traws Pharma”, “Traws” or “the Company”), a clinical-stage biopharmaceutical company developing novel therapies to target critical threats to human health from respiratory viral diseases, today reported financial results for the quarter ended September 30, 2025 and provided recent business highlights for its antiviral programs.

Recent Highlights and Anticipated Milestones:

Product Development

Ratutrelvir (COVID): Potential best-in-class therapy to minimize the risk of viral rebound and Long COVID

A ritonavir-independent investigational oral Main protease (Mpro) inhibitor designed to be administered as a single dose, with potential for once-daily, 10-day dosing

•	Intended Indication: Treatment of acute COVID infection, with potential to reduce the risk of COVID rebound and Long COVID, including in currently PAXLOVID® -ineligible patients

•	U.S. Market Opportunity: Estimated to be a multi-billion dollar opportunity[1]

•	Recent Updates:

o	Phase 2 initiation: Dosing initiated in a Phase 2 non-inferiority study to evaluate the effects of ratutrelvir, compared to PAXLOVID®, in newly diagnosed COVID patients. The program also includes a separate single arm study to evaluate the safety and efficacy of ratutrelvir in patients who are ineligible for treatment with PAXLOVID®.

o	Prior Phase 1 studies showed ratutrelvir maintained plasma drug levels four times above the EC90 over a 10-day treatment period in healthy volunteers, with no drug-induced metabolism and no treatment-related adverse events.

•	Next Steps:

o	Topline data expected by year-end 2025 from both the Phase 2 non-inferiority study and the single-arm study in PAXLOVID®-ineligible subjects

Tivoxavir Marboxil (TXM, Bird flu and seasonal flu): Potential best-in-class single-dose treatment for bird flu and seasonal flu

A single-dose, investigational CAP-dependent endonuclease inhibitor

•	Intended Indication: Treatment or prevention of H5N1 bird flu and seasonal flu

•	U.S. Market: Estimated to be a multi-billion dollar opportunity, including potential government stockpiling[2,3] for pandemic preparedness in the short- to medium-term.

•	Recent Updates:

o	Prior Phase 1 studies showed that a single dose-maintained plasma blood levels above the EC90 for approximately three weeks, with good overall tolerability. Preclinical data support evaluation of TXM in bird flu and seasonal flu based on compelling protection against mortality and disease in three well accepted flu “challenge” models (mice, ferrets and non-human primates) using an H5N1 virus isolated from a dairy worker.

•	Next Steps:

o	Stockpiling readiness: Filing of IND to enable advancement of discussions with BARDA regarding the inclusion of TXM in the drug stock piling initiative for pandemic preparedness.

Legacy Programs: Traws’ strategic objective for its legacy oncology assets (rigosertib and narazaciclib) is to establish additional partnerships for further development.

Rigosertib

•	Intended Indication: Treatment of recessive dystrophic epidermolysis bullosa associated locally advanced or metastatic squamous cell carcinoma (RDEB SCC)

•	U.S. Market: RDEB SCC is an ultra rare, complicated monogenic disease with a highly aggressive, early metastasizing course, and a cumulative risk of death of ~70-79% by 45-55 years of age[10,11]

•	Recent Updates:

o	Publication of key clinical efficacy data for rigosertib in RDEB SCC in the British Journal of Dermatology[12] showing a compelling overall response rate of 80%, with complete responses in 50% of evaluable patients and good overall tolerability. These data suggest that rigosertib has the potential to address the substantial unmet need for approved therapies to treat RDEB SCC.

•	Next Steps:

o	Exploring pathways to advance this important potential medicine: Traws is seeking partnership opportunities to support further development of rigosertib

Management Updates:

•	John Leaman, MD, named Independent Board Director on October 6, 2025, bringing significant expertise in finance, M&A and corporate strategy.

•	Permanent appointment of Iain Dukes, MA, D Phil, as CEO, and Charles Parker, as CFO, confirmed by the Board on October 6, 2025.

Financial Results:

Cash and cash equivalents: As of September 30, 2025, the Company had cash and cash equivalents of approximately $6.4 million, compared to approximately $21.3 million as of December 31, 2024.

Intangible Assets for the quarter ended September 30, 2025 were $2.6 million compared to zero for the comparable period in 2024. On September 9, 2025, the Company announced that it had entered into an Asset Purchase Agreement with Viriom, Inc., a related party. The transaction includes the Company’s purchase of key intellectual property and other assets associated with a pyrrolidine antiviral compound. Total consideration paid for the assets was $2.6 million, which includes legal costs incurred in consummating the Asset Purchase Agreement of $0.2 million. The purchased patent has a useful life of 15 years and will be amortized on a straight-line basis over this period, as the economic benefits are expected to be realized evenly over the patent’s useful life.

Revenue for the quarter ended September 30, 2025, was zero, compared to $57 thousand for the comparable period in 2024.

Research and development (R&D) expense for the quarter ended September 30, 2025, totaled $2.3 million, compared to $5.1 million for the comparable period in 2024. This decrease of $2.8 million primarily relates to decrease in expenses related to the virology and oncology programs.

General and administrative (G&A) expense for the quarter ended September 30, 2025, totaled $1.7 million, compared to $3.5 million for the comparable period in 2024. This decrease of $1.8 million was primarily attributable to a decrease in professional and consulting fees.

Net Income (loss): The net loss for the quarter ended September 30, 2025 was $4.0 million, or a net loss of $0.34 per basic common and diluted common share. This compares to a net loss of $8.5 million, or a net loss of $1.49 per basic and diluted common share, for the quarter ended September 30, 2024.

Shares Outstanding: Traws had 7,990,867 shares of common stock outstanding as of November 10, 2025.

About Ratutrelvir

Ratutrelvir is an investigational oral, small molecule Mpro (3CL protease) inhibitor designed to be a broadly acting treatment for SARS-CoV-2/COVID-19 that is used without ritonavir. It has demonstrated in vitro activity against a range of virus strains. Preclinical and Phase 1 studies show that ratutrelvir does not require co-administration with a metabolic inhibitor, such as ritonavir, which could avoid ritonavir-associated drug-drug interactions7, and potentially enable wider patient use. Phase 1 data also show that ratutrelvir’s pharmacokinetic (PK) profile demonstrated maintenance of target blood plasma levels approximately 13 times above the EC50 using the target Phase 2 dosing regimen of 600 mg/day for ten days, which may also reduce the likelihood of clinical rebound and, consequently, reduce the risk for Long COVID8. Industry data indicate that COVID treatment represents a potential multi-billion dollar market opportunity1.

About Tivoxavir Marboxil

Tivoxavir marboxil (TXM) is an investigational oral, small molecule CAP-dependent endonuclease inhibitor designed to be administered as a single-dose for the treatment of bird flu and seasonal influenza. It has shown potent in vitro activity against a range of influenza strains in preclinical studies, including a human isolate of the highly pathogenic avian flu H5N1 (bird flu). Consistent, positive preclinical data from three animal species indicate that a single dose of TXM demonstrated a therapeutic effect against H5N1 bird flu. Seasonal influenza represents an estimated multi-billion dollar antiviral market opportunity, largely driven by global health organizations, practice guidelines and government tenders and inclusion in drug stock piling initiatives2,3, with upside potential from potential pandemic flu outbreaks including H5N1 bird flu. We believe that these data support further development of TXM as a treatment for bird flu.

Source information

1.	Pfizer Inc. 10K report 2024, Feb 27, 2025

2.	Per link

3.	TRAW data on file

4.	Mellerio et al. Br J Dermatol. 2016 Jan; 174(1):56-67. doi: 10.1111/bjd.14104

5.	Fine et al. J Am Acad Dermatol. 2009 Feb; 60(2):203-11. doi: 10.1016/j.jaad.2008.09.035.

6.	Martin Laimer, Andrew P South, Elisabeth Mayr, Sophie Kitzmueller, Lauren Banner, Michael Alexander, Linda Hosler, Henry Yang, Matthew Parris, Meena Arora, Georg Zimmermann, Gregor Schweighofer-Zwink, Johann W Bauer, Neda Nikbakht, Efficacy and Safety of Rigosertib in Patients with Recessive Dystrophic Epidermolysis Bullosa Associated Advanced/Metastatic Cutaneous Squamous Cell Carcinoma, British Journal of Dermatology, 2025;, ljaf205, https://doi.org/10.1093/bjd/ljaf205

7.	https://ascpt.onlinelibrary.wiley.com/doi/pdf/10.1002/cpt.2646

8.	Carly Herbert et al. (2025) Clinical Infectious Diseases. https://doi.org/10.1093/cid/ciae539 =

Third-party products mentioned herein are the trademarks of their respective owners.

About Traws Pharma, Inc.

Traws Pharma is a clinical stage biopharmaceutical company dedicated to developing novel therapies to target critical threats to human health in respiratory viral diseases. Traws integrates antiviral drug development, medical intelligence and regulatory strategy to meet real world challenges in the treatment of viral diseases. We are advancing novel investigational oral small molecule antiviral agents that have potent activity against difficult to treat or resistant virus strains that threaten human health: COVID-19/Long COVID and bird flu and seasonal influenza. Ratutrelvir is in development as a ritonavir-independent COVID treatment, targeting the Main protease (Mpro or 3CL protease). Tivoxavir marboxil is in development as a single dose treatment for bird flu and seasonal influenza, targeting the influenza cap-dependent endonuclease (CEN).

Traws is actively seeking development and commercialization partners for its legacy clinical oncology programs, rigosertib and narazaciclib. More details can be found on Traws’ website at https://www.ir.trawspharma.com/partnering.

For more information, please visit www.trawspharma.com and follow us on LinkedIn.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties including statements regarding the Company, its business and product candidates, including the potential opportunity, market size, benefits, effectiveness, safety, and the clinical and regulatory plans for ratutrelvir and tivoxavir marboxil, as well as plans for its legacy programs. The Company has attempted to identify forward-looking statements by terminology including “believes”, “estimates”, “anticipates”, “expects”, “plans”, “intends”, “may”, “could”, “might”, “will”, “should”, “preliminary”, “encouraging”, “approximately” or other words that convey uncertainty of future events or outcomes. Although Traws believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the success and timing of Traws’ clinical trials, including when Traws will report results of the Phase 2 studies of ratutrelvir; the potential efficacy of ratutrelvir for the treatment of COVID-19, including the potential to reduce the risk of COVID rebound and Long COVID; the potential for ratutrelvir to gain market acceptance, if and when regulatory approval is obtained, or to become the new standard of care; Traws’ interactions with the FDA, BARDA and similar foreign regulators; collaborations; market conditions; regulatory requirements and pathways for approval; the ongoing need for improved therapy to reduce the frequency of clinical rebound and the concomitant risk for Long COVID; the extent of the spread and threat of the bird flu; the Company’s cash projections; Traws’ ability to raise additional capital when needed; and those discussed under the heading “Risk Factors” in Traws’ filings with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statements contained in this release speak only as of its date. Traws undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except to the extent required by law.

Traws Pharma Contact:

Charles Parker

Traws Pharma, Inc.
cparker@trawspharma.com

www.trawspharma.com

Investor Contact:

John Fraunces
LifeSci Advisors, LLC
917-355-2395
jfraunces@lifesciadvisors.com

Traws Pharma, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$6,420,000	$21,338,000
Tax incentive and other receivables	1,991,000	1,765,000
Prepaid expenses and other assets	1,214,000	1,848,000
Total current assets	9,625,000	24,951,000
Property and equipment, net	7,000	10,000
Intangible assets, net	2,571,000	—
Other assets	240,000	1,000
Total assets	$12,443,000	$24,962,000
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,105,000	$8,186,000
Accrued expenses and other liabilities	2,782,000	3,121,000
Deferred revenue	—	226,000
Total current liabilities	7,887,000	11,533,000
Deferred revenue, non-current	—	2,565,000
Warrant liabilities	11,000	42,494,000
Total liabilities	7,898,000	56,592,000

Stockholders’ equity (deficit):
Series C Preferred stock, $0.01 par value, 5,000,000 shares authorized, 7,440 shares issued, 6,737 and 7,398 shares outstanding at September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 7,131,151 and 3,650,731 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	71,000	36,000
Additional paid-in capital	637,009,000	617,530,000
Accumulated deficit	(632,541,000)	(649,154,000)
Accumulated other comprehensive income (loss)	6,000	(42,000)
Total stockholders’ equity (deficit)	4,545,000	(31,630,000)
Total liabilities and stockholders’ equity (deficit)	$12,443,000	$24,962,000

Traws Pharma, Inc.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$—	$57,000	$2,790,000	$170,000
Operating expenses:
Acquired in-process research and development	—	—	—	117,464,000
Research and development	2,311,000	5,113,000	7,108,000	10,989,000
General and administrative	1,744,000	3,480,000	6,189,000	8,813,000
Total operating expenses	4,055,000	8,593,000	13,297,000	137,266,000
Loss from operations	(4,055,000)	(8,536,000)	(10,507,000)	(137,096,000)
Change in fair value of warrant liability	(3,000)	—	26,656,000	—
Other income, net	96,000	61,000	464,000	495,000
Net (loss) income	$(3,962,000)	$(8,475,000)	$16,613,000	$(136,601,000)
Net (loss) income attributable to common stockholders, basic and diluted	$(3,035,000)	$(1,433,000)	$12,263,000	$(33,255,000)
Weighted-average shares of common stock outstanding, basic	8,818,859	961,530	7,851,515	1,043,781
Net (loss) income per share of common stock, basic	$(0.34)	$(1.49)	$1.56	$(31.86)
Weighted-average shares of common stock outstanding, diluted	8,818,859	961,530	8,006,487	1,043,781
Net (loss) income per share of common stock, diluted	$(0.34)	$(1.49)	$1.53	$(31.86)
Net (loss) income attributable to Series C Preferred stockholders, basic and diluted	$(927,000)	$(7,042,000)	$4,350,000	$(103,346,000)
Weighted-average shares of Series C Preferred outstanding, basic and diluted	6,737	11,816	6,962	8,109
Net (loss) income per share of Series C Preferred, basic and diluted	$(137.60)	$(595.97)	$624.82	$(12,744.60)